Exhibit 99.1

FOR RELEASE:	Contact:	Michael Gluk (investors)
May 11, 2006 [7 a.m. ET/4 a.m. PT]		Chief Financial Officer
ArthroCare Corporation
512-391-3906

Jon Zurbey (media)
Haberman & Associates
612-372-6446
jon@habermaninc.com

ARTHROCARE ANNOUNCES EXECUTIVE MANAGEMENT CHANGES

AUSTIN, TEXAS — May 11, 2006 — ArthroCare® Corp. (Nasdaq: ARTC), a multi-business medical device company that develops minimally invasive surgical products, today announced changes to its executive management team.

Michael Gluk, former vice president of finance and administration for ArthroCare, has been promoted to senior vice president and chief financial officer. He joined ArthroCare in 2004 from General Motors Corp. where he held a number of controllership, treasury and business development positions.

Gluk succeeds Fernando Sanchez who has become ArthroCare’s senior vice president of business development. In his new role, Sanchez will lead the company’s corporate development efforts.

Additionally, John Raffle, formerly vice president of corporate development and legal affairs for ArthroCare, has been promoted to senior vice president of strategic business units. In his new role, Raffle, who has been with ArthroCare since 1998, will oversee the company’s sports medicine, spine and ENT business units. He replaces John Tighe who is leaving ArthroCare to become chief executive officer (CEO) of a new medical technology company in California.

“I would like to congratulate everyone on their new leadership responsibilities,” said Michael A. Baker, president and CEO for ArthroCare. “I look forward to continuing to work with this strong team to further ArthroCare’s growth on many fronts.”

ABOUT ARTHROCARE

Founded in 1993, ArthroCare Corp. (www.arthrocare.com) is a highly innovative, multi-business medical device company that develops, manufactures and markets minimally invasive surgical products. With these products, ArthroCare targets a multi-billion dollar market opportunity across several medical specialties, significantly improving existing surgical procedures and enabling new, minimally invasive procedures. Many of ArthroCare’s products are based on its patented Coblation technology, which uses low-temperature radio frequency energy to gently and precisely dissolve rather than burn soft tissue — minimizing damage to healthy tissue. Used in more than four million surgeries worldwide, Coblation-based devices have been developed and marketed for sports medicine; spine/neurologic; ear, nose and throat (ENT); cosmetic; urologic and gynecologic procedures. ArthroCare also has added a number of novel technologies to its portfolio, including Opus Medical sports medicine, Parallax spine and Applied Therapeutics ENT products, to complement Coblation within key indications.

SAFE HARBOR STATEMENTS

Except for historical information, this press release includes forward-looking statements. These statements include, but are not limited to, the company’s stated business outlook for fiscal 2006, continued strength of the company’s fundamental position, the strength of the company’s technology, the company’s belief that strategic moves will enhance achievement of the company’s long term potential, the potential and expected rate of growth of new businesses, continued success of product diversification efforts, and other statements that involve risks and uncertainties. These risks and uncertainties include, but are not limited to the uncertainty of success of the company’s non-arthroscopic products, competitive risk, uncertainty of the success of strategic business alliances, uncertainty over reimbursement, need for governmental clearances or approvals before selling products, the uncertainty of protecting the company’s patent position, and any changes in financial results from completion of year-end audit activities. These and other risks and uncertainties are detailed from time to time in the company’s Securities and Exchange Commission filings, including ArthroCare’s Form 10-Q for the quarter ended March 31, 2006 and Form 10-K for the year ended Dec. 31, 2005. Forward-looking statements are indicated by words or phrases such as “anticipates,” “estimates,” “projects,” “believes,” “intends,” “expects,” and similar words and phrases. Actual results may differ materially from management expectations.